Exhibit 16.1

GRANT THORNTON LLP 1201 Walnut St., Suite 2200 Kansas City, MO 64106 D +1 816 412 2400 F +1 816 412 2404

November 4, 2025

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:   Zeo Energy Corp.

 File No. 001-40927

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Zeo Energy Corp. dated November 4, 2025, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GT.COM	Grant Thornton LLP is a U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.